Exhibit 99.1

FOR IMMEDIATE RELEASE

Princeton Capital Corporation Announces Review of Strategic Alternatives

NORTH ANDOVER, MA – November 15, 2019 - Princeton Capital Corporation (OTC:PIAC) (“Princeton” or the “Company”), today announced that the Company’s Board of Directors has initiated a strategic review process to identify, examine, and consider a range of strategic alternatives available to the Company, including but limited to, (i) selling the Company’s assets to a business development company or other potential buyer, (ii) merging with another business development company, (iii) liquidating the Company’s assets in accordance with a plan of liquidation, (iv) raising additional funds for the Company, or (v) otherwise entering into another business combination, with the objective of maximizing stockholder value.

At this time, the Board of Directors is not forming a special committee, but may choose to establish such a committee should the need arise.

The Board of Directors has not made a decision to enter into any transaction at this time, and there are no assurances that the consideration of strategic alternatives will result in any transaction. Princeton does not intend to comment on or disclose developments regarding the process unless it deems further disclosure is appropriate or required.

About Princeton Capital Corporation

Princeton Capital Corporation is an externally managed, non-diversified, closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Princeton Capital Corporation’s investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation through the debt securities and related equity investments. The Company’s investment activities are currently managed by its Investment Adviser, House Hanover, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the U.S. Securities and Exchange Commission. Princeton Capital Corporation undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

Contact:

Gregory J. Cannella

Princeton Capital Corporation

gcannella@princetoncapitalcorp.com